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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

EVANS & SUTHERLAND COMPUTER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Utah	001-14677	87-0278175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Komas Drive, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

(801) 588-1000
(Registrant’s telephone number, including area code)
____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On April 21, 2015, Evans & Sutherland Computer Corporation (the “Company”) and its wholly owned subsidiary Spitz, Inc. (“Spitz” and together with the Company, the “Obligors”) entered into a settlement agreement (the “Settlement Agreement”) with the Pension Benefit Guaranty Corporation (the “PBGC”) to settle previously disclosed liabilities (the “ERISA Liabilities”) of the Obligors under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all other liabilities of the Obligors relating to the Evans & Sutherland Computer Corporation Pension Plan (the “Plan”) (except for those resulting from any violation of Part 4 of Subtitle B of Title 1 of ERISA) (the “Settled ERISA Liabilities”).

Pursuant to the Settlement Agreement, the Obligors agreed to (a) pay to the PBGC a total of $10.5 million, with $1.5 million due within ten days following the effective date of the Settlement Agreement and the remainder paid in twelve annual installments of $750 thousand beginning on October 31, 2015 (the “Installments”) and (b) issue within ten days following the effective date of the Settlement Agreement 88,117 shares of the Company’s treasury stock in the name of the PBGC.

In connection with the Settlement Agreement, on April 21, 2015, the Company, as the administrator of the Plan, and the PBGC entered into an Agreement For Appointment of Trustee and Termination of Plan (the “Termination Agreement”) (a) terminating the Plan, (b) establishing March 8, 2013 as the Plan’s termination date and (c) appointing the PBGC as statutory trustee of the Plan.

To secure the Obligors obligations under the Settlement Agreement, on April 21, 2015 the Obligors entered into a Security Agreement with the PBGC (the “Security Agreement”) granting to the PBGC a security interest on all of the Obligors’ presently owned and after-acquired personal property and proceeds thereof, free and clear of all liens and other encumbrances, except those described therein, and Spitz executed an Open-End Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing in favor of the PBGC (the “Mortgage”) on certain real property owned by Spitz and described therein. The Settlement Agreement also requires that the PBGC withdraw all lien notices with respect to the statutory liens it previously perfected on behalf of the Plan with respect to all real and personal property of the Obligors as soon as reasonably practicable after the 91st day after the perfection of all consensual liens granted to the PBGC by the Security Agreement and Mortgage.

The Settlement Agreement further provides that on the 91st day after the full payment of all Installments, the PBGC will be deemed to have released the Obligors from the Settled ERISA Liabilities and that the PBGC will not take any action to enforce the Settled ERISA Liabilities for so long as the Obligors are not in default in their obligations under the Settlement Agreement, the Security Agreement or the Mortgage.

The foregoing descriptions of the Settlement Agreement, Termination Agreement, Security Agreement and Mortgage and the transactions contemplated therein are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 1.02                      Termination of a Material Definitive Agreement

As described in response to Item 1.01 above, the entry into the Settlement Agreement and the Termination Agreement results in, among other things, the termination of the Plan effective March 8, 2013.

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Company’s entry into the Settlement Agreement and the Termination Agreement is incorporated by reference to this Item 1.02.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits:  The following exhibits are filed herewith:

No.	Description
10.1	Settlement Agreement, dated April 21, 2015, between Pension Benefit Guaranty Corporation, Evans & Sutherland Computer Corporation and Spitz, Inc.
10.2	Agreement For Appointment of Trustee and Termination of Plan, dated April 21, 2015, between Pension Benefit Guaranty Corporation and Evans & Sutherland Computer Corporation
10.3	Security Agreement, dated April 21, 2015, between Pension Benefit Guaranty Corporation, Evans & Sutherland Computer Corporation and Spitz, Inc.
10.4	Open-End Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated April 21, 2015, executed by Spitz, Inc. in favor of Pension Benefit Guaranty Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2015	EVANS & SUTHERLAND COMPUTER CORPORATION

By: /s/ Paul L. Dailey
Name:Paul L. Dailey
Its: Chief Financial Officer